EXHIBIT 99.1

Contact:	John P. Saldarelli Secretary and Treasurer (914) 242-7700

FOR IMMEDIATE RELEASE

AMERICAN REAL ESTATE PARTNERS, L.P.
REPORTS FIRST QUARTER RESULTS

Mount Kisco, New York, May 9, 2005 - American Real Estate Partners, L.P. (“AREP”) (NYSE:ACP) today reported the following first quarter financial results:

For the first quarter of 2005, net earnings were $59.4 million compared to net earnings of $63.0 million for the three months ended March 31, 2004. This decrease was primarily due to:

•	Gain on sale of marketable equity and debt securities in 2004, $28.8 million;

•	Decreased gain on sales of real estate from continuing operations, $5.9 million; and

•	Increased interest expense, $13.0 million;

partially offset by:

•	Increased income from discontinued operations due to gains on sale of real estate, $9.5 million;

•	Unrealized gains on securities sold short in 2005, $21.7 million;

•	Increased interest and other income, $12.0 million; and

•	Other items, $0.9 million.

CONSOLIDATED RESULTS OF EARNINGS
In thousands of dollars except per unit data

First quarter ended March 31,	2005	2004
(unaudited)		(Restated)
Revenues	$130,623	$102,219

Operating income	$25,670	$24,142
Other losses	(180)	(4)
Gain on sales and disposition of real estate	186	6,047
Gain on sales of marketable equity securities	—	28,857
Unrealized gains on securities sold short	21,704	—
Income tax expense	(7,650)	(6,169)

Income from continuing operations	39,730	52,873
Income from discontinued operations	19,680	10,147

Net earnings	$59,410	$63,020

Net earnings per L.P. unit:

Basic:
Income from continuing operations	$.84	$1.03
Income from discontinued operations	.42	.22

Basic earnings per L.P. unit	$1.26	$1.25

Weighted average units outstanding	46,098,284	46,098,284

Diluted:
Income from continuing operations	$.81	$.93
Income from discontinued operations	.39	.19

Diluted earnings per L.P. unit	$1.20	$1.12

Weighted average units and equivalent units outstanding	49,857,622	52,499,303

The following table presents AREP’s consolidated summary balance sheet data as of March 31, 2005 and December 31, 2004, actual ($ in millions):

	March 31,	December 31,
	2005	2004
Assets
Cash, investments, securities and other	$1,559	$1,005
Other current assets	94	126

	1,653	1,131

Non-current investments	250	251
Land and construction in progress	106	107
Real estate leased to others	127	134
Hotel, casino and resort properties	335	339
Other non current assets	305	301

	1,123	1,132

	$2,776	$2,263

Liabilities
Current liabilities	$191	$204
Senior notes	1,046	566
Other long term-term liabilities	179	190

	1,416	960

Partners Equity	1,360	1,303

	$2,776	$2,263

The following table presents AREP’s consolidated summary income statement information, actual and pro forma, for the first quarter of 2005 and the first quarter of 2004 ($ in millions):

	Three Months Ended March 31,
	Actual	Pro Forma(1)	Actual	Pro Forma (1)
	2005	2005	2004	2004
Total revenue	130.6	210.7	102.2	184.9
EBITDA(2)	93.4	124.3	82.8	114.8
Net Earnings	59.4	29.6	63.0	70.2

(1)	Pro forma for the acquisitions of NEG Holding LLC, TransTexas Gas Corporation, Panaco, Inc. and GB Holdings, Inc. (The Sands Hotel and Casino in Atlantic City, New Jersey).

(2)	Represents net earnings before interest expense, income tax expense (benefit), and depreciation, depletion and amortization. Net earnings include and revenue/EBITDA excludes the effect of marking to market future oil and gas derivatives which was a $2.7 million gain in the first quarter of 2005 and a $38.8 million loss in the first quarter of 2005. This is a non-cash transaction.

The following table reconciles net earnings to EBITDA for the first quarter of 2005 and 2004 actual and pro forma ($ in millions):

AREP
Consolidated Summary Income Statement
Reconciliation of Net Earnings to EBITDA

	For the Three Months Ended March 31,
	Actual	Pro Forma(1)	Actual	Pro Forma(1)
	2005	2005	2004	2004
Net earnings	$59.4	$29.6	$63.0	$70.2

Interest Expense	19.2	23.8	6.2	11.6
Depreciation, depletion and amortization	7.2	29.0	7.4	27.3
Income tax expense	7.6	3.1	6.2	8.4
Change in fair market of derivative contract	—	38.8	—	(2.7)

EBITDA	$93.4	$124.3	$82.8	$114.8

The following table presents AREP’s detailed revenues for the first quarter of 2005 and 2004, actual ($ in millions):

	Three Months Ended March 31,
	2005	2004
Revenues:
Hotel and Casino	$82.8	$75.0
Real estate	17.8	11.3
Oil and gas	13.2	10.5
Interest, dividends and other	17.8	5.7
Equity in loss of GB Holdings	(1.0)	(0.3)

Total revenues	$130.6	$102.2

The following table presents AREP’s detailed revenues for the first quarter of 2005 and 2004, pro forma ($ in millions):

	Three Months Ended March 31,
	2005	2004
Revenues:
Hotel and Casino	$122.8	$116.0
Real estate	17.8	11.3
Oil and gas	52.3	51.8
Interest, dividends and other	17.8	5.7

Total revenues	$210.7	$184.9

Oil and Gas

After the acquisitions are completed, AREP intends to consolidate its oil and gas properties, consisting of its membership interest in NEG Holding and 100% of the equity of TransTexas and Panaco, under AREP Oil & Gas LLC, a wholly-owned subsidiary of American Real Estate Holdings Limited Partnership (“AREH”).

For the first quarter of 2005, AREP’s oil and gas business (pro forma for the acquisitions) had a net loss of $17.4 million and EBITDA of $37.9 million. For the first quarter of 2004, AREP’s oil and gas businesses (pro forma for the acquisitions) had net earnings of $19.1 million and EBITDA of $36.5 million. The following table sets forth a reconciliation of EBITDA to net earnings (pro forma) for AREP’s oil and gas business ($ in millions):

AREP
Reconciliation of Net Loss to EBITDA (Pro Forma)
For the Quarter Ended March 31, 2005

	NEG
	Holding	TransTexas	Panaco	Total
Net Loss	$(11.1)	$(4.1)	$(2.2)	$(17.4)

Interest Expense	0.7	0.8	0.6	2.1
Interest income and other	0.2	—	(0.2)	—
Income tax (benefit) expense	—	(2.2)	(1.2)	(3.4)
Depreciation, depletion and amortization	6.5	7.0	3.2	16.7
Accretion of asset retirement obligation	0.2	0.1	0.8	1.1
Change in fair market of derivative contract	22.6	9.8	6.4	38.8

EBITDA	$19.1	$11.4	$7.4	$37.9

AREP
Oil and Gas
Reconciliation of Net Earnings to EBITDA (Pro Forma)
For the Quarter Ended March 31, 2004

	NEG
	Holding	TransTexas	Panaco	Total
Net earnings	$14.1	$3.4	$1.6	$19.1

Interest Expense	0.5	1.0	0.6	2.1
Interest income and other	(0.1)	—	(0.1)	(0.2)
Income tax (benefit) expense	—	1.9	—	1.9
Depreciation, depletion and amortization	5.5	5.9	4.7	16.1

	NEG
	Holding	TransTexas	Panaco	Total
Accretion of asset retirement obligation	0.1	0.1	—	0.2
Change in fair market of derivative contract	(2.7)	—	—	(2.7)

EBITDA	$17.4	$12.3	$6.8	$36.5

Gaming and Entertainment

American Casino & Entertainment Properties LLC, an indirect wholly-owned subsidiary of AREH (“ACEP”), owns three Las Vegas casinos, Stratosphere Casino Hotel and Tower, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder. After the acquisitions, AREH will own approximately 77.5% of GB Holdings, Inc., which indirectly owns The Sands Hotel and Casino in Atlantic City, New Jersey.

For the first quarter of 2005, AREP’s gaming and entertainment businesses (pro forma for the acquisition of securities of GB Holdings) had net income of $6.0 million and EBITDA of $27.7 million. For the first quarter of 2004, AREP’s gaming and entertainment businesses (pro forma for the acquisition) had net earnings of $3.0 million and EBITDA of $25.3 million. The following tables set forth a reconciliation for EBITDA to net income (pro forma) for AREP’s gaming and entertainment businesses ($ in millions):

AREP
Gaming and Entertainment
Reconciliation of Net Income (Loss) to EBITDA (Pro Forma)
For the Quarter Ended March 31, 2005

	GB
	Holdings	ACEP	Total
Net income (loss)	$(4.1)	$10.1	$6.0

Interest expense	2.5	4.5	7.0
Interest income and other	(0.1)	(0.1)	(0.2)
Provision for income taxes	0.2	5.3	5.5
Depreciation and amortization expense	4.0	5.4	9.4

EBITDA	$2.5	$25.2	$27.7

AREP
Gaming and Entertainment
Reconciliation of Net Income (Loss) to EBITDA (Pro Forma)
For the Quarter Ended March 31, 2004

	GB Holdings	ACEP	Total
Net income (loss)	$(3.2)	$6.2	$3.0

Interest expense	3.2	4.4	7.6
Interest income and other	0.6	(0.3)	0.3

	GB Holdings	ACEP	Total
Provision for income taxes	0.3	4.6	4.9
Depreciation and amortization expense	3.6	5.9	9.5

EBITDA	$4.5	$20.8	$25.3

Real Estate

During the three months ended March 31, 2005, AREP sold four rental real estate properties and a golf resort for approximately $51.9 million which were encumbered by mortgage debt of approximately $10.7 million which was repaid from the sales proceeds. The carrying value of the properties was approximately $33.0 million, representing a gain on sale of approximately $18.9 million.

Investments

AREP sold short certain equity securities. Such liability is recorded at market value at the balance sheet date and gains and losses are reflected in the statement of earnings. In the three months ended March 31, 2005, AREP recorded unrealized gains on securities sold short of approximately $21.7 million. Based on market value at May 1, 2005, such liability had increased and assuming no change in value at June 30, 2005, AREP would record losses on securities sold short of approximately $27.7 million and $6.0 million in the three and six months ended June 30, 2005, respectively.

Conference Call Information: AREP will hold a conference call to discuss financial and operational results on Tuesday, May 10, 2005 at 9:30 a.m., Eastern Time. The webcast will be broadcast live and may be joined by visiting AREP’s website at http://www.areplp.com. It will also be archived and made available at http://www.areplp.com under the Investor Relations Section. For those wishing to monitor only the audio portion of the webcast, a dial-in number, (800) 720-7524, has been established. There is no access code.

American Real Estate Partners, L.P., a master limited partnership, is a diversified holding company engaged in a variety of businesses. AREP’s businesses currently include rental real estate; real estate development; hotel and resort operations; hotel and casino operations; oil and gas exploration and production; and investments in equity and debt securities.

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of AREP and its subsidiaries. Among these risks and uncertainties are changes in general economic conditions, the extent, duration and strength of any economic recovery, the extent of any tenant bankruptcies and insolvencies, our ability to maintain tenant occupancy at current levels, our ability to obtain, at reasonable costs, adequate insurance coverage, risks related to our hotel and casino operations, including the effect of regulation, substantial competition, rising operating costs and economic downturns, competition for investment properties, risks related to our oil and gas operations, including costs of drilling, completing and operating wells and the effects of regulation, and other risks and uncertainties detailed from time to time in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.